EXHIBIT 99.1
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               SAMPLING FROM ANDRESMIN'S MAIKOL PROJECT DISCOVERS
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                                 NEW COPPER ZONE
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LIMA,  PERU - March 17, 2005, - Andresmin Gold  Corporation  ("Andresmin" or the
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"Company") (NASD OTC-BB:  "ADGD") is pleased to report on the progress of recent
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work  completed by Andresmin  geologists on the Maikol  Project,  50 km north of
Lima, Peru.

Andresmin geologists have taken 86 samples on the property to date, with widespread copper and gold mineralization indicated.

New sampling 20 meters west of the previously reported alteration zone has identified a new mineralized structure which returned 10 meters at 0.67% copper,
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including 2 meters at 1.09% copper.
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Within the  sheared  altered  zone,  50  samples  have been  collected.  Results returned 7 meters at 0.46 grams per tonne gold. The area appears to have been subjected to surface leaching of copper, especially within the shear structure. Forty of the samples taken returned over 1% sulphur. The presence of these highly anomalous sulphur values indicates the presence of sulphide minerals (for example chalcopyrite). Where copper has been leached from the near surface environment, the sulphur signature is an important geochemical tracer, and can lead to the discovery of sulphide deposits. The sulphur anomaly defined thus far is 35 meters wide and 190 meters long, and remains open to the north and south.

The copper and gold mineralization tends to be mutually exclusive indicating the possibility of at least two mineralizing events on the concession area.

Andresmin geologists will return to the property immediately to further define and extend the new copper zone, to define the depth of surface leaching of copper within the shear zone, and to understand the relationship between the precious metal anomalies within the shear zone and the copper mineralization within the less altered volcanics on the property.

About Andresmin Gold Corporation
--------------------------------

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with ten projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts an inferred reserve of 1.4 million ounces of gold, thought to be near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.

For further information please contact:
Resourcex Group:
Toll (888) 689-1620
investor@andresmin.com
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www.andresmin.com
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THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH
RESPECT  TO  ACHIEVING  CORPORATE  OBJECTIVES,   DEVELOPING  ADDITIONAL  PROJECT
INTERESTS,   ANDRESMIN'S  ANALYSIS  OF  OPPORTUNITIES  IN  THE  ACQUISITION  AND
DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.